EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the USCA Fund Trust, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the USCA Fund Trust for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the USCA Fund Trust for the stated period.

Phil Pilibosian President, USCA Fund Trust	Chris Arnold Treasurer, USCA Fund Trust
Dated: December 07, 2018	Dated: December 07, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by USCA Fund Trust for purposes of Section 18 of the Securities Exchange Act of 1934.